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                                                   EXHIBIT 99(a)

DELOITTE &
 TOUCHE LLP
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                         Two World Financial Center     Telephone: (212)436-2000
                         New York, New York 10281-1414  Facsimile: (212)436-5000


  INDEPENDENT AUDITORS' REPORT
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  To the Board of Directors and Stockholders of
   Merrill Lynch & Co., Inc.:

  We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements of Merrill Lynch & Co., Inc. and subsidiaries as of December 30, 1994 and December 31, 1993 and for each of the three years in the period ended December 30, 1994 and have issued our report thereon dated February 27, 1995. Such financial statements and our report thereon appear in the Company's 1994 Annual Report on Form 10-K which is incorporated herein by reference.

  We have also previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheets of Merrill Lynch & Co., Inc. and subsidiaries as of December 25, 1992, December 27, 1991 and December 28, 1990 and the related statements of consolidated earnings, changes in consolidated stockholders' equity and consolidated cash flows for the years ended December 27, 1991 and December 28, 1990 (none of which are presented or incorporated by reference herein); and we expressed unqualified opinions on those consolidated financial statements. In our opinion, the information set forth in the table under the caption Summary Financial Information for each of the five years in the period ended December 30, 1994, appearing on page 4 of the prospectus relating to Debt Securities and Warrants and page 4 of the prospectus relating to STRYPES, both of which are a part of this Registration Statement of Merrill Lynch & Co., Inc. on Form S-3, is fairly stated in all material respects in relation to the consolidated financial statements from which it has been derived.


   /s/ Deloitte & Touch LLP

  February 27, 1995


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DELOITTE TOUCHE
TOHMATSU
INTERNATIONAL
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